Exhibit 99.1

                            Joint Filer Information



Date of Event Requiring Statement:  March 21, 2006

Issuer Name and Ticker or Trading
Symbol:                             Nalco Holding Company (NLC)

Designated Filer:                   Blackstone Management Associates IV LP

Other Joint Filers:                 Blackstone Capital Partners IV L.P.,
                                    Blackstone Family Investment Partnership
                                    IV-A L.P., Blackstone Capital Partners
                                    IV-A L.P., Peter G. Peterson, Stephen A.
                                    Schwarzman

Addresses:                          The principal business address of each of
                                    the Joint Filers above is c/o The
                                    Blackstone Group, 345 Park Avenue, New
                                    York, New York 10154

Signatures:                         BLACKSTONE CAPITAL PARTNERS IV L.P.
                                    BLACKSTONE CAPITAL PARTNERS IV-A L.P.
                                    BLACKSTONE FAMILY INVESTMENT PARTNERSHIP
                                    IV-A L.P.

                                    By:  Blackstone Management
                                         Associates IV L.L.C.,
                                         its General Partner

                                    By: /s/ Chinh E. Chu
                                     Name: Chinh E Chu
                                     Title: Member



                                    By: /s/ Peter G. Peterson
                                     Name: Peter G. Peterson


                                    By: /s/ Stephen A. Schwarzman
                                     Name: Stephen A. Schwarzman